                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

|X| Filed by the Registrant
|_| Filed by a Party other than the Registrant

Check the Appropriate Box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        COMMUNITY MEDICAL TRANSPORT, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):
|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:_________

    2)  Aggregate number of securities to which transaction applies:____________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ________________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________

    4)  Proposed maximum aggregate value of transaction:________________________

    5)  Total fee paid:_________________________________________________________

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:_________________________________________________
    2)  Form, Schedule or Registration Statement No.:___________________________
    3)  Filing Party:___________________________________________________________
    4)  Date Filed:_____________________________________________________________

                                   ---------

                        Copies of all communications to:

                           MICHAEL D. DiGIOVANNA, Esq.
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500
                               Fax: (212) 972-9487

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705

                               __________________


                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 20, 1996


                               __________________


To the Stockholders of COMMUNITY MEDICAL TRANSPORT, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Company"), will be held at 529 Fifth Avenue, 8th Floor, New York, New York on Tuesday, August 20, 1996 at the hour of 10:00 a.m., for the following purposes:

         1)       To elect four Directors of the Company for the ensuing year;

         2) To amend the Company's 1992 Employees' Stock Option Plan to increase the number of shares of Common Stock available thereunder from 263,500 to 750,000 shares;

         3) To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

         4) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on July 26, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                              CRAIG V. SLOANE, Secretary


New York, New York
August 5,  1996


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705
                                  _____________

                                 PROXY STATEMENT
                                  _____________

         This Proxy Statement is being mailed on or about August 5, 1996 to all stockholders of record at the close of business on July 26, 1996 in connection with the solicitation by the Board of Directors of Community Medical Transport, Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on August 20, 1996. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and in favor of the proposals to amend the Company's 1992 Employees' Stock Option Plan and to ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors. The Company's Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above,
Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

         The total number of shares of the Company's Common Stock outstanding as of July 26, 1996 was 3,390,299. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on July 26, 1996 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 1,695,150 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 45 Morris Street, Yonkers, New York for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 26, 1996, by (i) each director of the Company, (ii) each person known by the Company to own beneficially 5% or more of the Company's Common Stock and (iii) all directors and executive officers of the Company as a group:

                                            Amount of
Name and Address                            Beneficial              Percent
of Beneficial Owner                         Ownership(1)            of Class
- -------------------                         ------------            --------

Dean L. Sloane                              1,375,596(2)              40.6%
45 Morris Street
Yonkers, NY 10705

Craig V. Sloane                                90,000(3)               2.6%
45 Morris Street
Yonkers, NY 10705

Bernard M. Kruger                             106,400(4)               3.1%
170 East 78th Street
New York, NY 10021

Lucius J. Riccio                                1,000(4)                 *
315 East 69th Street
New York, NY 10021

All current executive                       1,586,746(5)              45.4%
officers and directors as
a group (6 persons)


- ------
*        Less than 1%.
(1) Includes shares pursuant to currently exercisable options as well as those options which will become exercisable within 60 days of July 26, 1996. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2) Does not include 100,000 shares owned by Mary K. Sloane, Dean L. Sloane's wife. Dean L. Sloane disclaims beneficial ownership of such shares.
(3)      Includes 90,000 shares issuable upon exercise of outstanding options.
(4)      Includes 1,000 shares issuable upon exercise of outstanding options.
(5)      Includes 103,250 shares issuable upon exercise of outstanding options.

                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

Information Concerning Nominees

         The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director:

                                     Positions
                                     and Offices
                                     Presently
                                     Held with                       Director
 Name                      Age       the Company                     Since
 ----                      ---       -----------                     -----

Dean L. Sloane             50        President, Chairman             1988
                                     of the Board, Chief
                                     Executive Officer
                                     and Director

Craig V. Sloane            45        Vice                            1990
                                     President -
                                     Operations,
                                     Secretary
                                     and Director

Bernard M.
   Kruger, M.D.            54        Director                        1994

Lucius J.
   Riccio, Ph.D.           47        Director                        1994


         Dean L. Sloane has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since December 1988. Mr. Sloane served as Chief Executive Officer of Prime Medical Services Inc. (formerly known as C.P. Rehab Corp.), a public specialty medical management service company, from 1973 through 1988. Mr. Sloane co-founded and served as Chairman of the Board of National Home Health Care Corp., a public medical management and home care company, from 1983 to 1986. Mr. Sloane also served as a director of EPIC Health Group, Inc., a public mail order pharmaceutical company, from 1984 to 1986. Mr. Sloane has been a member of the Young Presidents Organization since 1985. Mr. Sloane is a Certified Public Accountant but does not practice.

         Craig V. Sloane has served as Vice President-Operations and a Director of the Company since December 1990. From 1985 through October 1990, he was a futures analyst at Smith Barney Harris & Upham.

         Bernard M. Kruger, M.D. has been in the private practice of internal medicine and medical oncology since 1979, and is affiliated with Lenox Hill Hospital, Beth Israel Hospital, Mount Sinai Hospital and the Orthopedic Institute.

         Lucius J. Riccio, Ph.D. has served as a management consultant on transportation issues since January 1994. From February 1990 to December 1993 he served as Commissioner of the New York City Department of Transportation. From 1986 to 1990 he served as Deputy Commissioner, Highway Operations, of the New York City Department of Transportation.

         Dean L. Sloane and Craig V. Sloane are brothers.

Identification of Executive Officers
(Excludes Executive Officers who are also Directors)


          Name                 Age           Position(s)                        Principal Occupation
          ----                 ---           -----------                        --------------------

Donald J. Panos                35        Vice President of           Has been employed by the Company
                                         Finance, Chief              since November 1995.  From August
                                         Financial Officer           1994 to November 1995, Mr. Panos was
                                                                     employed as a manager with an
                                                                     accounting firm, Herman J. Dobkin &
                                                                     Company, L.L.P. From 1989 to 1994,
                                                                     Mr. Panos was employed by Horsehead
                                                                     Industries, Inc., a $750 million
                                                                     private company with a public
                                                                     subsidiary and publicly traded debt
                                                                     as Manager of Financial Reporting.
                                                                     From 1987 to 1989, he was a Senior
                                                                     Accountant with Ernst & Young. Mr.
                                                                     Panos is a CPA.

Steven R. Fittante             41        Vice President of           Has been employed by the Company
                                         Corporate                   since July 1995.  From June 1993 to
                                         Development                 June 1995, he was employed by
                                                                     Mayflower Laidlaw Transit, Inc.,
                                                                     serving most recently as North East
                                                                     Regional Manager. From 1985 to 1993,
                                                                     he was director of Monmouth County
                                                                     Department of Transportation.

         Executive officers are elected annually by the Company's Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.


Information Concerning the Board

         The Board of Directors held three meetings, including actions taken by unanimous written consent in lieu of meetings, during the year ended December 31, 1995. All then incumbent directors attended all of such meetings.

         The Compensation and Stock Option Committee of the Company's Board of Directors reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1992 Employees' Stock Option Plan and reviews and recommends to the Company's Board of Directors compensation programs for the Company's officers. The Compensation and Stock Option Committee is currently composed of Messrs. Kruger and Riccio. The Compensation and Stock Option Committee held five meetings, including actions taken by unanimous written consent in lieu of meetings, during the year ended December 31, 1995. All then incumbent members of the Compensation and Stock Option Committee participated in all of such meetings.

         The Audit Committee of the Company's Board of Directors is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of audit). The Audit Committee is presently composed of Messrs. Kruger and Riccio. The Audit Committee met once with respect to the 1995 fiscal year end audit. All then incumbent members of the Audit Committee attended the meeting.

         The Company does not have a nominating committee, charged with the search for and recommendation to the Company's Board of Directors of potential nominees for the Company's Board of Directors positions. These functions are performed by the Company's Board of Directors as a whole.

Reporting Delinquencies

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the

Company believes that during the fiscal year ended December 31, 1995, its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements.

           PROPOSED AMENDMENT TO THE 1992 EMPLOYEES' STOCK OPTION PLAN

         The Company's 1992 Employees' Stock Option Plan (the "1992 Plan") was amended by the Board of Directors on February 7, 1996 to increase the number of shares of Common Stock available thereunder from 263,500 to 750,000 shares, subject to the approval of the Company's stockholders. The Company believes that it has been successful in the past in attracting and retaining qualified employees, officers and consultants in part because of its ability to offer such persons options to purchase Common Stock. The Company believes that the increase in the number of shares reserved for issuance pursuant to the 1992 Plan is necessary for the Company to continue to attract and retain qualified employees, officers and consultants.

         The 1992 Plan provides for its administration by the Board of Directors or by a stock option committee (the "Committee") appointed by the Board of Directors. The Board of Directors or the Committee, as appropriate, has discretionary authority (subject to certain restrictions) to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The Board of Directors or the Committee may interpret the provisions of the 1992 Plan and may prescribe, amend and rescind rules and regulations relating thereto.

         The purchase price of shares of Common Stock subject to an Incentive Stock Option (within the meaning of Section 422 of the Code) under the 1992 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who is also a more than 10% stockholder of the Company, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value (determined as of the date of the option grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of nonstatutory options granted under the 1992 Plan ("Nonstatutory Options") is determined by the Board of Directors or the Committee in its absolute discretion at the time of grant.

         The 1992 Plan is open to participation by all employees, including officers of the Company or of any subsidiary of the Company, as well as by consultants to the Company or any subsidiary of the Company. At July 15, 1996 there were approximately 304 employees of the Company eligible to participate in the 1992 Plan.

         Assuming approval of the proposed amendment to the 1992 Plan and after giving effect thereto, there would be 194,000 shares reserved for then issued outstanding options and options to purchase 556,000 shares available for grant under the 1992 Plan.

Board Recommendation

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and voting, in person or by proxy, at the Meeting is required for approval of this proposal. The Board recommends a vote FOR such proposal.


                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiaries for services rendered during the fiscal years ended December 31, 1993, 1994 and 1995 to the Company's Chief Executive Officer and to any executive officer whose compensation exceeded $100,000 during its fiscal year ended December 31, 1995:


                           Summary Compensation Table


              Name and                                                                           Other Annual
         Principal Position             Year          Salary (1)             Bonus              Compensation(2)
Dean Sloane                             1995           $225,000                0                    $45,626
President and Chief                     1994           $257,000                0                    $40,374
Executive Officer                       1993           $142,000                0                    $37,952

Craig Sloane
Vice President-Operations               1995           $ 85,000             $15,000                 $12,000
                                        1994           $ 85,000             $15,000                 $ 2,000
                                        1993           $ 92,500                0                        0

- ------
(1) All such amounts for 1993 represent compensation paid to DMJ Management Group, Inc. ("DMJ"), a corporation wholly owned by Dean L. Sloane, which until the Company's initial public offering on September 30, 1994 (the "Public Offering"), provided Mr. Sloane's services as a consultant to the Company. In 1994 such compensation payable through DMJ was $205,000 with the balance attributable to payments under Mr. Sloane's employment agreement.

(2)      Consists of automobile lease payments.

Employment Agreements

         Upon consummation of the Public Offering, the Company entered into an employment agreement with Dean L. Sloane, President and Chief Executive Officer of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $225,000, with annual increases based on a published cost of living index. In addition, Mr. Sloane is entitled to such bonuses as may be awarded by the Company's Board of Directors in its discretion. The agreement calls for payment of benefits, including life insurance and automobile expenses, similar to that received prior to execution of the agreement. In the event the Company terminates Mr. Sloane's employment without cause or Mr. Sloane terminates the agreement for "good reason" (as defined in the agreement), the Company has agreed to pay to Mr. Sloane as severance, an amount equal to Mr. Sloane's monthly salary multiplied by the greater of (i) the number of months remaining between the date of termination and the then expiration date of the agreement, and (ii) twelve. The Company is the beneficiary of a $1.0 million key man life insurance policy with respect to Mr. Sloane. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.

         Upon consummation of the Public Offering the Company also entered into an employment agreement with Craig V. Sloane, Vice President-Operations of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $85,000 subject to increase at least 5% per year. The agreement calls for payment of benefits including health insurance and automobile expenses. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.


Compensation of Directors

         Directors who are not employed by the Company are paid a fee of $1,000 for each meeting attended and $500 for each Board of Directors committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Company.

         The Company has adopted a 1994 Directors' Stock Option Plan (the "Directors' Plan") for non-employee directors of the Company and any of its subsidiaries. The Directors' Plan authorizes the granting of stock options to purchase an aggregate of 50,000 shares of the Company's Common Stock. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of 422 of the Code. The Directors' Plan provides for the automatic grant to each of the Company's non-employee directors of options to purchase 1,000 shares of Common Stock on the first day of the Company's fiscal year. The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant, have a ten year term and become exercisable in two (2) equal annual installments commencing on the first anniversary of the grant thereof. The options may be exercised by payment in cash of the full option exercise price. At the discretion of the Board, the exercise price may be paid by tendering of shares of Common Stock having a fair market value equal to the option exercise price or by tendering cash in an amount equal to the aggregate par value of the shares being purchased, together with an interest bearing note for the remainder of the purchase price in form, and having terms satisfactory to the Board, in its sole discretion.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Richard A. Eisner & Company, LLP to audit the accounts of the Company for the fiscal year ending December 31, 1996. Such firm, which has served as the Company's independent auditor since March 1994 has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

         Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Richard A. Eisner & Company, LLP as the Company's independent auditors.

         A representative of Richard E. Eisner & Company, LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in Yonkers, New York by April 22, 1997 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                        COMMUNITY MEDICAL TRANSPORT, INC.
                                45 Morris Street
                             Yonkers, New York 10705

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Dean L. Sloane and Craig V. Sloane as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Community Medical Transport, Inc. (the "Company") held of record by the undersigned on July 26, 1996 at the Annual Meeting of Stockholders to be held on August 20, 1996 or any adjournment thereof.

1. Election of Directors:

   |_| FOR all nominees listed below
       (except as marked to the contrary below)

   |_| WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

   Dean L. Sloane                         Craig V. Sloane
   Bernard M. Kruger                      Lucius J. Riccio

2. To amend the Company's 1992 Employees' Stock Option Plan to increase the number of shares of Common Stock available thereunder from 263,500 to 750,000 shares.

      FOR |_|                     AGAINST |_|                   ABSTAIN |_|

3. To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

      FOR |_|                     AGAINST |_|                   ABSTAIN |_|

4. To transact such other business as may properly come before the meeting.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by the
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.


                                        ---------------------------------------
                                        Signature



                                        ---------------------------------------
                                        Signature if held jointly

                                        Date:                            , 1996
                                             ----------------------------